UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                            Date of Report (Date of earliest event reported): February 21, 2008 (February 14, 2008)

                           PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

                                 (740) 373-3155
(Registrant's telephone number, including area code)

                                     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) through (d) Not applicable

(e)	Determination of Fiscal 2008 Base Salaries and Annual Cash Incentives in respect of Fiscal 2007 for Certain Executive Officers of Peoples Bancorp Inc.:

On February 14, 2008, the Compensation Committee of the Board of Directors of Peoples Bancorp Inc. ("Peoples") met in order to determine the base salaries for the fiscal year ending December 31, 2008 (“Fiscal 2008”) and the annual cash incentives for the fiscal year ended December 31, 2007 (“Fiscal 2007”) for Peoples' current executive officers, including Peoples' President and Chief Executive Officer (the principal executive officer) and Peoples' Chief Financial Officer and Treasurer, Executive Vice President - Operations (the principal financial officer).  Beginning in mid-2007, and continuing in recent months, the Compensation Committee gathered and analyzed peer compensation and financial results for the year ended December 31, 2006.  The Compensation Committee engaged the services of an independent compensation consultant, Amalfi Consulting, LLC (formerly the Compensation Group of Clark Consulting), to assist in determining the overall competitiveness of the base salaries of Peoples’ current executive officers when compared to those of the peer group using compensation and financial performance for the year ended December 31, 2006, selected by the Compensation Committee for benchmarking purposes -- a peer group comprised of 14 publicly-traded financial institution holding companies with total asset sizes ranging from $1.0 billion to $8.0 billion, located in similar markets and/or geographic areas to Peoples, and offering similar products and services as Peoples, in the States of Ohio, West Virginia, Pennsylvania, Kentucky and New York.  The Compensation Committee also compared Peoples’ financial performance to peer financial results and considered Peoples performance to be comparable or better than the median performance of the peer group in several key performance indicators, such as earnings per share growth, return on average equity and return on average tangible equity, efficiency ratio, and return on average assets.

After evaluating the base salaries paid to Peoples’ current executive officers in light of the peer group base salary data, Peoples’ financial performance, and Peoples’ established compensation policy and objectives, the Compensation Committee concluded that the base salaries of Peoples’ current executive officers were below the market median compared to the top 5 paid executive officers of the peer group.  In addition, the Compensation Committee considered the individual job performance of each Peoples executive officer, including responsibilities and contribution to Peoples' overall performance. In an effort to improve Peoples’ ability to retain and attract executive officer talent, the Compensation Committee determined that adjustments to current executive officer base salaries were appropriate, and in the best long-term interests of Peoples’ shareholders.  The Compensation Committee also determined that the base salary to be paid to Larry E. Holdren, Peoples’ Executive Vice President – Business and Corporate Development, who ceased to serve in an executive officer capacity as of September 4, 2007, should be adjusted to reflect the change in his responsibilities.

The Compensation Committee approved the following base salary changes, retroactive to January 1, 2008, for the individuals identified below, each of whom is a named executive officer of Peoples for purposes of this Item 5.02(e):

Name and Principal Position	Fiscal 2007 Base Salary	Fiscal 2008 Base Salary
Mark F. Bradley, President and Chief Executive Officer	$255,000	$280,000
Carol A. Schneeberger, Chief Financial Officer and Treasurer, Executive Vice President – Operations	$169,002	$190,000
Joseph S. Yazombek, Executive Vice President – Chief Lending Officer	$206,012	$220,000
David T. Wesel, Executive Vice President	$157,500	$168,000
Larry E. Holdren, Executive Vice President – Business and Corporate Development	$162,080	$120,000

The Compensation Committee also determined the annual cash incentives earned by the participants in Peoples' Incentive Award Plan in respect of Fiscal 2007.  The following table shows the annual cash incentives earned in respect of Fiscal 2007 and in respect of Fiscal 2006 by the individuals identified below, each of whom is a named executive officer of Peoples for purposes of this Item 5.02(e):

Name and Principal Position	Fiscal 2006 Annual Cash Incentive*	Fiscal 2007 Annual Cash Incentive*
Mark F. Bradley, President and Chief Executive Officer	$56,750	$38,250
Carol A. Schneeberger, Chief Financial Officer and Treasurer, Executive Vice President – Operations	$27,522	$22,477
Joseph S. Yazombek, Executive Vice President – Chief Lending Officer	$42,114	$31,932
David T. Wesel, Executive Vice President	$38,100	$35,910
Larry E. Holdren, Executive Vice President – Business and Corporate Development	$22,367	$11,345

*
Executive officers are required to defer 25% of their annual cash incentive for a period of three years and have the option to defer any of the remaining annual cash incentive until they reach retirement age or their employment is terminated, as determined by individual elections made prior to the year in which the cash incentives were earned. The amounts shown include the deferred portion of the annual cash incentive earned by each executive officer. The non-deferred portions of the annual cash incentives earned in respect of Fiscal 2006 were paid on February 23, 2007. The non-deferred portions of the annual cash incentives earned in respect of Fiscal 2007 will be paid on February 22, 2008.

Special Compensation Arrangement

On February 14, 2008, the Compensation Committee approved the grant to Carol A. Schneeberger, Peoples’ Chief Financial Officer and Treasurer, Executive Vice President – Operations, of 2,250 restricted common shares (“Restricted Shares”) on February 20, 2008.  The Restricted Shares are being granted in recognition of the additional responsibilities Ms. Schneeberger has assumed since she became Chief Financial Officer and Treasurer (on an interim basis) on April 10, 2007.  The Restricted Shares are subject to the terms of the Peoples Bancorp Inc. 2006 Equity Plan (the “2006 Plan”) as well as the terms and conditions prescribed by the Compensation Committee and evidenced in Ms. Schneeberger’s award agreement.  Generally, the restrictions on Ms. Schneeberger’s Restricted Shares will lapse and the Restricted Shares will become fully vested as to:  (a) 1,125 Restricted Shares on August 20, 2008; and (b) 1,125 Restricted Shares on February 20, 2009.  Ms. Schneeberger will have the right to vote the common shares underlying the Restricted Shares and will be entitled to receive dividends paid with respect to the underlying common shares.  For more information about the Restricted Shares granted to Ms. Schneeberger, please refer to the form of Peoples Bancorp Inc. 2006 Equity Plan Restricted Stock Award Agreement for employees included as Exhibit 10.29 to Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 9, 2007.

Amendment of Change in Control Agreement with Larry E. Holdren

On February 14, 2008, the Compensation Committee of Peoples authorized the execution on behalf of Peoples, on or after February 15, 2008, of an amendment to the change in control agreement, adopted August 11, 2004 (the "Holdren CIC Agreement") between Peoples and Larry E. Holdren.  The amendment is effective as of February 18, 2008.  Under the terms of the amendment, if Mr. Holdren were to be terminated by Peoples or its successors for any reason other than cause or by Mr. Holdren for good reason, within six months prior to or within 24 months after a defined change in control, Peoples will provide the following benefits:  (i) a lump sum cash payment equal to the amount of his base annual compensation (rather than two times the amount of his base annual compensation as contemplated by the terms of the Holdren CIC Agreement as originally adopted), payable within 30 days following the termination date; and (ii) continuing participation in life, medical and dental insurance for a period of six months substantially in the form and expense to Mr. Holdren as that received prior to the termination date (rather than 12 months of continuing participation as contemplated by the terms of the Holdren CIC Agreement as originally adopted).  Additionally, for a period of six (6) months immediately following the termination date, Mr. Holdren shall not directly or indirectly engage in the business of banking, or any other business in which the Company directly or indirectly engages during the term of the Agreement; provided, however, that this restriction shall apply only to the geographic market of the Company as delineated on the Termination Date in the Community Reinvestment Act Statement of Peoples Bank, National Association (rather than a period of 12 months as contemplated by the terms of the Holdren CIC Agreement as originally adopted). The remaining terms of the Holdren CIC Agreement as originally adopted will continue in effect.  For more information about the Holdren CIC Agreement, please refer to the form of Change in Control Agreement, adopted August 11, 2004, applicable to Larry E. Holdren included as Exhibit 10(e) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 7, 2006.

Change in Control Agreement with Joseph S. Yazombek

On February 20, 2008, Peoples entered into a change in control agreement with Joseph S. Yazombek, Peoples’ Executive Vice President – Chief Lending Officer.  The terms of Mr. Yazombek’s change in control agreement will be the same as those in the change in control agreements which Peoples has entered into with (i) Carol A. Schneeberger, the form of which was filed as Exhibit 10(e) toPeoples’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006; and (ii) Deborah K. Hill and David T. Wesel, the forms of which were filed as Exhibits 10.1 and 10.2, respectively, to Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.  Peoples entered into the change in control agreement with Mr. Yazombek in order to provide further incentive to act in the long-term best interests of the shareholders of Peoples and to remain competitive in Peoples’ executive compensation package.

The change in control agreement provides that, if Mr. Yazombek is terminated by Peoples or its successors for any reason other than cause or by Mr. Yazombek for good reason, within six months prior to or within 24 months after a defined change in control, Peoples will provide the following benefits:  (i) a lump sum cash payment of two times the amount of Mr. Yazombek’s base annual compensation, payable within 30 days following the termination date; and (ii) continuing participation in life, medical and dental insurance for a period of one year substantially in the form and expense to Mr. Yazombek as that received prior to the termination date.  Mr. Yazombek’s base annual compensation for purposes of his change in control agreement will be the average annualized compensation paid by Peoples which was includible in Mr. Yazombek’s gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

If Mr. Yazombek receives a change in control benefit as previously described, he will be subject to a non-compete agreement for a period of one year, under which he is not permitted to engage in the business of banking, or any other business in which Peoples directly or indirectly engages during the term of Mr. Yazombek’s agreement in the geographic market of Peoples on the termination date.

Item 8.01 Other Events.

On February 15, 2008, Peoples issued a news release announcing the Board of Directors declared the first quarter cash dividend of $0.22.  A copy of the news release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) through (c) Not applicable

(d)            Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.                                            Description

      99                                                       News release issued by Peoples
 Bancorp Inc. on February 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Dated:	February 21, 2008	By: /s/	CAROL A. SCHNEEBERGER
Carol A. Schneeberger
Chief Financial Officer and Treasurer